Exhibit 99.1

News Release

Release Time:	Immediate
Contact:	Susan Blair, (501) 978-2217
Date:	June 29, 2016

Bank of the Ozarks, Inc. Receives Federal Reserve Approval

For Community & Southern Holdings, Inc. and C1 Financial, Inc. Merger Transactions

LITTLE ROCK, ARKANSAS–Bank of the Ozarks, Inc. (NASDAQ: OZRK) (“Ozarks”) today announced receipt of final regulatory approval from the Federal Reserve of its previously announced merger transactions with C1 Financial, Inc. (“C1”) and Community & Southern Holdings, Inc. (“C&S”). All required regulatory approvals with respect to the C1 and C&S mergers have now been received.

Ozarks anticipates closing the C&S transaction on or about July 20, 2016 and closing the C1 transaction on or about July 21, 2016, subject to customary closing conditions for each transaction.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. is a bank holding company with $11.4 billion in total assets as of March 31, 2016 and its shares trade on the NASDAQ Global Select Market under the symbol “OZRK.” Ozarks owns a state-chartered subsidiary bank that conducts banking operations through 177 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina, New York and California. Ozarks may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. Ozarks’ website is: www.bankozarks.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This release and other communications by Bank of the Ozarks, Inc. (the “Company”) include certain “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transactions between the Company and each of C&S and C1. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. Those statements are subject to certain risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in such forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: potential delays or other problems implementing the Company’s growth, expansion and acquisition strategies including delays in identifying sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the Company’s ability to consummate the C&S and/or C1 transactions or satisfy the conditions to the completion of the transactions; the possibility that any of the anticipated benefits of the proposed C&S and/or C1 merger will not be realized or will not be realized within the expected time period; the risk that integration of C&S’ or C1’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; problems with, or additional expenses relating to, integrating or managing acquisitions; the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results; and adverse results in current or future litigation or regulatory examinations as well as other factors identified in this press release or as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including those factors included in the disclosures under the headings “Forward-Looking Information” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected or described in such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.